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EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Park Electrochemical Corp. (the “Company”) for the quarterly period ended November 25, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), P. Matthew Farabaugh, as Vice President and Controller (the person currently performing the functions similar to those performed by a principal financial officer) of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

             (1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

             (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	P. Matthew Farabaugh

Name:	P. Matthew Farabaugh
Title:	Vice President and Controller
Date:	January 3, 2008